     REVERSE STOCK SPLIT PROPOSAL

          VOTES FOR                      VOTES AGAINST                    VOTES ABSTAIN
          ---------                      -------------                    -------------
         138,533,392                       8,254,821                        1,175,919

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

     (a) Exhibits. The exhibits filed with this report are listed on the Exhibit Index following the signature page of this report, which is incorporated herein by reference.

     (b) Reports on Form 8-K. Since the beginning of the third quarter of 1999, Tenneco filed the following Current Reports on Form 8-K:

     - Form 8-K dated July 14, 1999, including pursuant to item 5 financial and other information that superseded comparable information included in Tenneco's Annual Report on From 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (including the following financial statements: (1) Tenneco Inc. and consolidated subsidiaries financial statements for the three months ended March 31, 1999 and 1998; and (2) Tenneco Inc. and consolidated subsidiaries financial statements for the three years in the period ended December 31, 1998);

     - Form 8-K dated August 20, 1999, including pursuant to item 5 financial and other information that superseded comparable information included in Tenneco's Annual Report on Form 10-K for the year ended December 31, 1998, Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and Current Report on Form 8-K dated July 14, 1999 (including the following financial statements: (1) Tenneco Inc. and consolidated subsidiaries financial statements for the three months ended March 31, 1999 and 1998;
       (2) Tenneco Inc. and consolidated subsidiaries financial statements for the three months and six months ended June 30, 1999 and 1998; and (3) Tenneco Inc. and consolidated subsidiaries financial statements for the three years in the period ended December 31, 1998);

     - Form 8-K dated September 27, 1999, including pursuant to item 5 certain information regarding the offering of senior subordinated notes by Tenneco;

     - Form 8-K dated October 4, 1999, as amended, including pursuant to item 5 certain financial information;

     - Form 8-K dated October 4, 1999, including pursuant to item 5 certain information regarding Packaging;

     - Form 8-K dated October 7, 1999, including pursuant to item 5 certain financial information and certain information regarding the offering of senior subordinated notes by Tenneco;

     - Form 8-K dated October 12, 1999, including pursuant to item 5 certain information regarding the spin-off of Packaging and certain information regarding the offering of senior subordinated notes by Tenneco;

     - Form 8-K dated October 25, 1999, including pursuant to item 5 certain information regarding Tenneco's special stockholders' meeting held on October 25, 1999, certain information regarding Packaging and certain financial information; and

     - Form 8-K dated November 4, 1999, including pursuant to items 2 and 7 financial and other information regarding the spin-off of Packaging (including an Unaudited Pro Forma Consolidated Balance Sheet of Tenneco at June 30, 1999 and Unaudited Pro Forma Consolidated Statements of Income for Tenneco for the six months ended June 30, 1999 and the year ended December 31, 1998).

                                       36